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EXHIBIT 11.01

       RECONCILIATION OF NET LOSS AND PRO FORMA EARNINGS PER COMMON SHARE
                  AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA
                                  (UNAUDITED)

                                                                      THREE                 THREE
                                                                   MONTHS ENDED          MONTHS ENDED
                                                                     MARCH 31,             MARCH 31,
                                                                     ---------             ---------
                                                                       1999                  2000
                                                                       ----                  ----
EARNINGS (LOSS) PER SHARE
Basic loss per share:
    NUMERATOR:
       Basic net loss                                                  ($80,427)                  ($86)
                                                                   ============           ============

    DENOMINATOR:
       Basic weighted average shares outstanding                     32,477,995             45,188,010
                                                                   ============           ============

       Basic net loss per share                                          ($2.48)                ($0.00)
                                                                   ============           ============

Diluted earnings (loss) per share:
    NUMERATOR:
       Basic net loss                                                  ($80,427)                  ($86)
       Dilutive effect of TIDES securities, net of taxes                     --                  1,172
                                                                   ------------           ------------
       Diluted net income (loss)                                       ($80,427)                $1,086
                                                                   ============           ============

    DENOMINATOR:
       Weighted average shares outstanding                           32,477,995             45,188,010
       Dilutive effect of options                                       324,875                319,851
       Dilutive effect of weighted average outstanding of
         TIDES securities                                                                    2,841,000
                                                                   ------------           ------------
       Dilutive weighted average shares outstanding                  32,802,870             48,348,861
                                                                   ============           ============

       Diluted earnings (loss) per share                                ($2.45)                  $0.00
                                                                   ============           ============
       If anti-dilutive, use Basic                               Anti-dilutive           Anti-dilutive


PRO FORMA DATA:
Basic pro forma income (loss) per share:
    NUMERATOR:
       Pro forma net income                                               $207
                                                                   ============

    DENOMINATOR:
       Weighted average shares outstanding                           32,477,995
                                                                   ============

       Basic pro forma earnings per share                                 $0.01
                                                                   ============

Diluted pro forma earnings per share:
    NUMERATOR:

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
       Pro forma net income                                                $207
                                                                   ============

    DENOMINATOR:
       Weighted average shares outstanding                           32,477,995
       Dilutive effect of options                                       324,875
                                                                   ------------
       Dilutive weighted average shares outstanding                  32,802,870
                                                                   ============

       Diluted pro forma earnings per share                               $0.01
       If anti-dilutive, use Basic

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